Callaway Golf Company Announces Significantly Improved Full Year Financial Results And Provides 2014 Financial Guidance

- 2013 full year net sales of the Company's current business, on a constant currency basis, increased 14%.  On a GAAP basis, net sales increased 1% for the full year.

- 2013 non-GAAP operating income/loss improved by $74 million to $5 million of income in 2013, compared to a non-GAAP operating loss of $69 million in 2012.  On a GAAP basis, 2013 operating loss improved by $105 million to a loss of $11 million compared to a loss of $116 million in 2012.

- 2013 full year non-GAAP loss per share of ($0.02) compared to a non-GAAP loss per share of ($0.77) in 2012. On a GAAP basis, 2013 full year loss per share of ($0.31), compared to a loss per share of ($1.96) in 2012.

CARLSBAD, Calif., Jan. 29, 2014 /PRNewswire/ -- Callaway Golf Company (NYSE:ELY) today announced its fourth quarter and year-to-date 2013 financial results, clearly demonstrating that its turnaround is well underway. Led by a more than $55 million (28%) increase in driver and fairway woods sales, the Company's full year results include sales growth as well as significant improvements in gross margins and operating expenses. As a result, the Company's operating income/loss improved by $105 million to a loss of $11 million compared to a loss of $116 million in 2012, and on a non-GAAP basis was profitable for the first time in several years. Given this significantly improved financial performance, along with the initial trade reception to the Company's 2014 product line, the Company's annual guidance announced today predicts a return to profitability in 2014 on a GAAP basis.

The Company achieved these financial results despite a late start to the golf season in the Americas and Europe due to weather, adverse changes in foreign currency rates, and a significantly reduced base business resulting from the 2012 sale of the Top-Flite and Ben Hogan Brands and the transition to a licensing arrangement for apparel and footwear in North America. As compared to 2012, the sale of these brands and licensing arrangements negatively impacted 2013 sales by approximately $57 million for the full year (approximately $4 million for the fourth quarter). In addition, as compared to 2012, changes in foreign currency rates negatively affected 2013 net sales by approximately $40 million for the full year (approximately $8 million for the fourth quarter). Unfortunately, these factors mask the strength of the Company's improved performance of its current business. For example, compared to 2012, on a constant currency basis, the Company's current business, which excludes the sold or licensed brands and businesses, actually achieved 14% sales growth for the full year of 2013 (17% sales growth for the fourth quarter of 2013). Overall, these results reflect not only the continued success of the Company's turnaround plan but also the increased hard goods market share and brand momentum the Company experienced in 2013.

GAAP RESULTS

For the fourth quarter of 2013, the Company reported the following GAAP results:

Dollars in millions except per share amounts	2013	% of Sales	2012	% of Sales	Improvement / (Decline)
Net Sales	$127	-	$120	-	$7
Gross Profit	$29	23%	$9	8%	$20
Operating Expenses	$75	59%	$80	67%	$5
Operating Loss	($45)	(36%)	($71)	(59%)	$26
Net Loss	($49)	(39%)	($71)	(59%)	$22
Diluted Loss Per Share	($0.65)	-	($1.01)	-	$0.36

For the full year of 2013, the Company reported the following GAAP results:

Dollars in millions except per share amounts	2013	% of Sales	2012	% of Sales	Improvement / (Decline)
Net Sales	$843	-	$834	-	$9
Gross Profit	$315	37%	$248	30%	$67
Operating Expenses	$326	39%	$364	44%	$38
Operating Loss	($11)	(1%)	($116)	(14%)	$105
Net Income Loss	($19)	(2%)	($123)	(15%)	$104
Diluted Loss Per Share	($0.31)	-	($1.96)	-	$1.65

NON-GAAP FINANCIAL RESULTS

In addition to the Company's results prepared in accordance with GAAP, the Company has also provided additional information concerning its results on a non-GAAP basis. The non-GAAP results exclude charges related to the Company's previously announced cost-reduction initiatives and the gain on the sale of the Top-Flite and Ben Hogan brands. The non-GAAP results are also based upon an assumed tax rate of 38.5%. The manner in which the non-GAAP information is derived is discussed in more detail toward the end of this release and the Company has provided in the tables to this release a reconciliation of this non-GAAP information to the most directly comparable GAAP information.

For the fourth quarter of 2013, the Company reported the following non-GAAP results:

Dollars in millions except per share amounts	2013	% of Sales	2012	% of Sales	Improvement / (Decline)
Net Sales	$127	-	$120	-	$7
Gross Profit	$33	26%	$17	14%	$16
Operating Expenses	$73	57%	$74	62%	$1
Operating Loss	($40)	(31%)	($57)	(47%)	$17
Net Loss	($26)	(21%)	($33)	(28%)	$7
Diluted Loss Per Share	($0.34)	-	($0.48)	-	$0.14

For the full year of 2013, the Company reported the following non-GAAP results:

Dollars in millions except per share amounts	2013	% of Sales	2012	% of Sales	Improvement / (Decline)
Net Sales	$843	-	$834	-	$9
Gross Profit	$326	39%	$284	34%	$42
Operating Expenses	$321	38%	$353	42%	$32
Operating Income/(Loss)	$5	1%	($69)	(8%)	$74
Net Income/(Loss)	$2	-	($43)	(5%)	$45
Diluted Loss Per Share	($0.02)	-	($0.77)	-	$0.75

"We are pleased with our financial results during the first full year of our new operating model," commented Chip Brewer, President and Chief Executive Officer. "Despite challenging market conditions throughout much of the year, we were able to grow sales of our current business, on a constant currency basis, by 14%. This sales growth, together with the benefits resulting from the many actions we have taken this year to improve our operations, have a resulted in a $74 million improvement in non-GAAP operating income and even more on a GAAP basis. In fact, this year we achieved positive operating income on a non-GAAP basis for the first time since 2008, which is an important milestone in our turnaround and clear evidence we are on the right track."

"We have made great progress to date in our turnaround," continued Mr. Brewer. "In addition to refocusing our business on golf equipment and more performance-oriented products, leveraging our strengths in research and development, and changing our approach to sales and marketing, we have also retired all of our preferred stock, increased our presence on tour, and completed the transition of our golf ball and golf club manufacturing platforms. The progress we made continued through the fourth quarter with improvements in sales, gross margins, and operating expenses. We believe that this continued progress and the initial positive trade reception to our 2014 product line position us for a good start to the new golf season and a return to creating shareholder value in 2014."

Business Outlook

Although the Company in recent years has provided guidance on a pro forma basis, for 2014 the Company has provided guidance on a GAAP basis as it has completed its previously announced cost reduction initiatives and it does not currently foresee any significant one-time charges in 2014. The Company's GAAP financial guidance is based upon a forecasted income tax provision, taking into account the Company's deferred tax valuation allowance, and is not based upon an assumed tax rate as was the case with prior non-GAAP estimates.

The Company provided the following 2014 full year estimated financial guidance on a GAAP basis as follows:

  Based upon foreign currency rates at the beginning of the year, net sales for the full year 2014 are currently estimated to range from $880 to $900 million, compared to $843 million in 2013. Any changes during the year to the foreign currency rates would affect net sales and the Company's estimates.
  Gross margins are estimated to improve to approximately 41.7%, compared to 37.3% in 2013. These improvements are expected to result from the positive full year impact of the many supply chain initiatives implemented as part of the turnaround strategy as well as anticipated improved pricing and mix of full price product sales.
  Operating expenses are estimated to be approximately $345 million, compared to $326 million in 2013. The increase in operating expenses is due to a planned increase in investments in tour and marketing, higher variable sales related expenses, and inflationary pressures.
  Pre-tax income is estimated to range from $15.0 to $19.0 million, with a corresponding tax provision of approximately $6.5 million. On a comparable GAAP basis, pre-tax income in 2013 was a loss of $13.3 million with a corresponding tax provision of $5.6 million.
  Fully diluted earnings per share is estimated to range from $0.12 to $0.16 per share on a base of 78.0 million shares, compared to a 2013 GAAP loss per share of $0.31 on a base of 72.8 million shares.

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. PST today to discuss the Company's financial results, business and outlook. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PST on Wednesday, February 5, 2014. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-855-859-2056 toll free for calls originating within the United States or 404-537-3406 for International calls. The replay pass code is 35580882.

Non-GAAP Information

The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

Constant Currency Basis. The Company provided certain information regarding the Company's net sales or projected net sales on a "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period net sales as compared to the applicable comparable prior period. This impact is derived by taking the current or projected local currency results and translating them into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable prior period. It does not include any other effect of changes in foreign currency rates on the Company's results or business.

Excluded Items. The Company presented certain of the Company's financial results excluding (i) the gain recognized in connection with the sale of the Top-Flite and Ben Hogan brands, (ii) charges related to the Company's cost-reduction initiatives, or (iii) sales related to the Top-Flite and Ben Hogan brands or the products that were transitioned in 2012 to a third party model, including North American apparel and footwear.

Adjusted EBITDA. The Company provided information about its results, excluding interest, taxes, depreciation and amortization expenses, and impairment charges ("Adjusted EBITDA").

Assumed Tax Rate. As a result of the Company's previously reported deferred tax valuation allowance that was first established in 2011, the Company's GAAP tax rate is not directly correlated to the Company's pre-tax results. For comparative purposes, the Company has provided certain of the Company's income/loss and earnings/loss per share information and Adjusted EBITDA information based upon an assumed tax rate of 38.5%. The difference between the Company's actual tax rate and this assumed tax rate for historical periods is reflected on the attached schedules under "Non-Cash Tax Adjustment."

The non-GAAP information presented should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period over period comparisons and in forecasting the Company's business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business without regard to these items. The Company has provided reconciling information in this press release and the attached schedules.

Forward-Looking Statements: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to the estimated 2014 sales, sales growth, gross margins, operating expenses, pre-tax income, and earnings per share, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns including delays, difficulties, or increased costs in implementing the Company's turnaround strategy; consumer acceptance of and demand for the Company's products; the level of promotional activity in the marketplace; future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company's hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including continued compliance with the terms of the Company's credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company's products or in manufacturing the Company's products; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2012 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf
Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf® and Odyssey® brands worldwide. For more information please visit www.callawaygolf.com.

Contacts:	Brad Holiday
Patrick Burke
(760) 931-1771

(Logo: http://photos.prnewswire.com/prnh/20091203/CGLOGO)

Callaway Golf Company
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$ 36,793	$ 52,003
Accounts receivable, net	92,203	91,072
Inventories	263,492	211,734
Other current assets	29,115	29,791
Assets held for sale	-	2,396
Total current assets	421,603	386,996

Property, plant and equipment, net	71,341	89,093
Intangible assets, net	118,113	118,223
Other assets	52,806	43,324
Total assets	$ 663,863	$ 637,636

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 157,120	$ 129,021
Accrued employee compensation and benefits	31,585	20,649
Accrued warranty expense	6,406	7,539
Deferred tax liability	-	927
Income tax liability	5,425	3,430
Asset-based credit facility	25,660	-
Total current liabilities	226,196	161,566

Long-term liabilities	153,048	154,362
Shareholders' equity	284,619	321,708
Total liabilities and shareholders' equity	$ 663,863	$ 637,636

Callaway Golf Company
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2013	2012

Net sales	$ 127,170	$ 119,938
Cost of sales	97,909	110,594
Gross profit	29,261	9,344
Operating expenses:
Selling	46,645	55,266
General and administrative	19,461	17,855
Research and development	8,502	7,161
Total operating expenses	74,608	80,282
Loss from operations	(45,347)	(70,938)
Other income (expense), net	(3,494)	2,435
Loss before income taxes	(48,841)	(68,503)
Income tax provision	658	2,246
Net loss	(49,499)	(70,749)
Dividends on convertible preferred stock	-	783
Net loss allocable to common shareholders	$ (49,499)	$ (71,532)

Loss per common share:
Basic	($0.65)	($1.01)
Diluted	($0.65)	($1.01)
Weighted-average common shares outstanding:
Basic	76,358	70,996
Diluted	76,358	70,996

	Year Ended
	December 31,
	2013	2012

Net sales	$ 842,801	$ 834,065
Cost of sales	528,043	585,897
Gross profit	314,758	248,168
Operating expenses:
Selling	226,496	268,088
General and administrative	68,087	66,773
Research and development	30,937	29,542
Total operating expenses	325,520	364,403
Loss from operations	(10,762)	(116,235)
Other expense, net	(2,560)	(1,811)
Loss before income taxes	(13,322)	(118,046)
Income tax provision	5,599	4,900
Net loss	(18,921)	(122,946)
Dividends on convertible preferred stock	3,332	8,447
Net loss allocable to common shareholders	$ (22,253)	$ (131,393)

Loss per common share:
Basic	($0.31)	($1.96)
Diluted	($0.31)	($1.96)
Weighted-average common shares outstanding:
Basic	72,809	67,061
Diluted	72,809	67,061

Callaway Golf Company
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$ (18,921)	$ (122,946)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	25,543	34,411
Impairment charges	-	21,933
Deferred taxes, net	(2,309)	(1,925)
Non-cash share-based compensation	3,533	3,142
Loss (gain) on disposal of long-lived assets	2,242	(1,261)
Gain on sale of intangible assets	-	(6,602)
Discount amortization on convertible notes	702	235
Changes in assets and liabilities	(19,739)	44,205
Net cash used in operating activities	(8,949)	(28,808)

Cash flows from investing activities:
Capital expenditures	(13,038)	(18,403)
Net proceeds from sale of intangible assets	-	26,861
Proceeds from sale of property, plant and equipment	4,148	355
Other investing activities	(13,637)	(3,268)
Net cash (used in) provided by investing activities	(22,527)	5,545

Cash flows from financing activities:
Proceeds from asset-based credit facilities, net	25,660	-
Proceeds from issuance of convertible notes	-	46,819
Debt issuance cost	-	(3,534)
Exercise of stock options	1,652	19
Equity issuance cost	(341)	-
Dividends paid, net	(5,599)	(11,019)
Other financing activities	(32)	(159)
Net cash provided by financing activities	21,340	32,126

Effect of exchange rate changes on cash	(5,074)	117
Net (decrease) increase in cash and cash equivalents	(15,210)	8,980
Cash and cash equivalents at beginning of period	52,003	43,023
Cash and cash equivalents at end of period	$ 36,793	$ 52,003

Callaway Golf Company
Consolidated Net Sales, Operating Segment Information and Non-GAAP Reconciliation
(In thousands)
(Unaudited)

	Net Sales by Product Category					Net Sales by Product Category
	Quarter Ended					Year Ended
	December 31,		Growth/(Decline)			December 31,		Growth/(Decline)
	2013	2012	Dollars	Percent		2013	2012	Dollars	Percent
Net sales:
Woods	$ 28,472	$ 20,163	$ 8,309	41%		$ 256,444	$ 200,588	$ 55,856	28%
Irons	29,349	23,624	5,725	24%		181,842	170,794	11,048	6%
Putters	13,742	14,626	(884)	-6%		89,560	93,325	(3,765)	-4%
Golf balls	20,116	20,572	(456)	-2%		132,147	139,576	(7,429)	-5%
Accessories and other	35,491	40,953	(5,462)	-13%		182,808	229,782	(46,974)	-20%
	$ 127,170	$ 119,938	$ 7,232	6%		$ 842,801	$ 834,065	$ 8,736	1%

	Net Sales by Region							Net Sales by Region
						Constant Currency								Constant Currency
						Excluding Businesses								Excluding Businesses
	Quarter Ended				Constant Currency	Sold or Transitioned		Year Ended					Constant Currency	Sold or Transitioned
	December 31,		Growth/(Decline)		Growth vs. 2012(1)	Growth vs. 2012 (1) (2)		December 31,		Growth/(Decline)			Growth vs. 2012(1)	Growth vs. 2012 (1) (2)
	2013	2012	Dollars	Percent	Percent	Percent		2013	2012	Dollars	Percent		Percent	Percent
Net sales:
United States	$ 50,335	$ 42,898	$ 7,437	17%	17%	21%		$ 401,478	$ 392,087	$ 9,391	2%		2%	14%
Europe	16,535	14,830	1,705	11%	11%	15%		121,477	120,160	1,317	1%		3%	8%
Japan	32,177	36,443	(4,266)	-12%	9%	9%		161,598	157,315	4,283	3%		26%	26%
Rest of Asia	17,363	14,276	3,087	22%	20%	20%		84,073	75,035	9,038	12%		10%	10%
Other foreign countries	10,760	11,491	(731)	-6%	2%	21%		74,175	89,468	(15,293)	-17%		-14%	-1%
	$ 127,170	$ 119,938	$ 7,232	6%	13%	17%		$ 842,801	$ 834,065	$ 8,736	1%		6%	14%

(1)Calculated by applying 2012 exchange rates to 2013 reported sales in regions outside the U.S.
(2)Calculated by applying 2012 exchange rates to 2013 reported sales in regions outside the U.S. and excludes sales related to businesses sold or transitioned to a third party model.

	Operating Segment Information					Operating Segment Information
	Quarter Ended					Year Ended
	December 31,		Growth/(Decline)			December 31,		Growth/(Decline)
	2013	2012	Dollars	Percent		2013	2012	Dollars	Percent
Net sales:
Golf clubs	$ 107,054	$ 99,366	$ 7,688	8%		$ 710,654	$ 694,489	$ 16,165	2%
Golf balls	20,116	20,572	(456)	-2%		132,147	139,576	(7,429)	-5%
	$ 127,170	$ 119,938	$ 7,232	6%		$ 842,801	$ 834,065	$ 8,736	1%

Income (loss) before income taxes:
Golf clubs(1)	$ (32,727)	$ (52,588)	$ 19,861	38%		$ 27,684	$ (59,827)	$ 87,511	146%			`
Golf balls (1)	(1,891)	(6,964)	5,073	73%		1,582	(15,019)	16,601	111%
Reconciling items (2)	(14,223)	(8,951)	(5,272)	-59%		(42,588)	(43,200)	612	1%
	$ (48,841)	$ (68,503)	$ 19,662	29%		$ (13,322)	$ (118,046)	$ 104,724	89%

(1)Included in the golf clubs and golf balls segments are pre-tax charges of $6.4 million and $7.0 million, respectively, for the year ended December 31, 2013, and $30.4 million and $16.6 million, respectively, for the year ended December 31, 2012  in connection with the Company's Cost Reduction Initiatives, and $0.8 million and $0.2 million, respectively, for the year ended December 31, 2012 in connection with the Company's Reorganization and Reinvestment Initiatives.

(2)Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

Callaway Golf Company
Supplemental Financial Information - Non-GAAP Information and Reconciliation
(In thousands, except per share data)
(Unaudited)

Non-GAAP Reconciliation to GAAP Reported Results:
	Quarter Ended December 31,					Quarter Ended December 31,
	2013					2012

	Non-GAAP Callaway Golf (1)	Cost Reduction Initiatives(1) (3)	Non-Cash Tax Adjustment(2)	Total as Reported		Non-GAAP Callaway Golf (1)	Cost Reduction Initiatives(1) (3)	Non-Cash Tax Adjustment(2)	Total as Reported
Net sales	$ 127,170	$ -	$ -	$ 127,170		$ 119,938	$ -	$ -	$ 119,938
Gross profit	33,036	(3,775)	-	29,261		17,309	(7,965)	-	9,344
% of sales	26%	-3%	n/a	23%		14%	-7%	n/a	8%
Operating expenses	72,880	1,728	-	74,608		73,941	6,341	-	80,282
Loss from operations	(39,844)	(5,503)	-	(45,347)		(56,632)	(14,306)	-	(70,938)
Other (expense) income, net	(2,806)	(688)	-	(3,494)		2,435	-	-	2,435
Loss before income taxes	(42,650)	(6,191)	-	(48,841)		(54,197)	(14,306)	-	(68,503)
Income tax provision (benefit)	(16,420)	(2,383)	19,461	658		(20,866)	(5,508)	28,620	2,246
Net loss	(26,230)	(3,808)	(19,461)	(49,499)		(33,331)	(8,798)	(28,620)	(70,749)
Dividends on convertible preferred stock	-	-	-	-		783	-	-	783
Net loss allocable to common shareholders	$ (26,230)	$ (3,808)	$ (19,461)	$ (49,499)		$ (34,114)	$ (8,798)	$ (28,620)	$ (71,532)

Diluted loss per share:	$ (0.34)	$ (0.05)	$ (0.26)	$ (0.65)		$ (0.48)	$ (0.13)	$ (0.40)	$ (1.01)
Weighted-average shares outstanding:	76,358	76,358	76,358	76,358		70,996	70,996	70,996	70,996

(1)For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive non-GAAP results.
(2)Impact of applying statutory tax rate of 38.5% to non-GAAP results.

(3)Includes costs associated with the reorganization of the Company's golf ball manufacturing supply chain, Canada warehouse/office move, workforce reductions and costs related to transitioning to a third party model for the European apparel business.

	Year Ended December 31,					Year Ended December 31,
	2013					2012
	Non-GAAP Callaway Golf (1)	Cost Reduction Initiatives(1) (3)	Non-Cash Tax Adjustment (2)	Total as Reported		Non-GAAP Callaway Golf (1)	Cost Reduction Initiatives(1) (3)	Gain on Sale of Top-Flite & Ben Hogan(1)	Non-Cash Tax Adjustment (2)	Total as Reported
Net sales	$ 842,801	$ -	$ -	$ 842,801		$ 834,065	$ -	$ -	$ -	$ 834,065
Gross profit	325,907	(11,149)	-	314,758		284,396	(36,228)	-	-	248,168
% of sales	39%	-1%	n/a	37%		34%	-4%	n/a	n/a	30%
Operating expenses	320,801	4,719	-	325,520		353,172	17,833	(6,602)	-	364,403
Income (expense) from operations	5,106	(15,868)	-	(10,762)		(68,776)	(54,061)	6,602	-	(116,235)
Other expense, net	(1,872)	(688)	-	(2,560)		(1,811)	-	-	-	(1,811)
Income (loss) before income taxes	3,234	(16,556)	-	(13,322)		(70,587)	(54,061)	6,602	-	(118,046)
Income tax provision (benefit)	1,245	(6,374)	10,728	5,599		(27,176)	(20,814)	2,542	50,348	4,900
Net income (loss)	1,989	(10,182)	(10,728)	(18,921)		(43,411)	(33,247)	4,060	(50,348)	(122,946)
Dividends on convertible preferred stock	3,332	-	-	3,332		8,447	-	-	-	8,447
Net income (loss) allocable to common shareholders	$ (1,343)	$ (10,182)	$ (10,728)	$ (22,253)		$ (51,858)	$ (33,247)	$ 4,060	$ (50,348)	$ (131,393)

Diluted earnings (loss) per share:	$ (0.02)	$ (0.14)	$ (0.15)	$ (0.31)		$ (0.77)	$ (0.50)	$ 0.06	$ (0.75)	$ (1.96)
Weighted-average shares outstanding:	72,809	72,809	72,809	72,809		67,061	67,061	67,061	67,061	67,061

(1)For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive non-GAAP results.
(2)Impact of applying statutory tax rate of 38.5% to non-GAAP results.

(3)Includes costs associated with the reorganization of the Company's golf ball manufacturing supply chain, Canada warehouse/office move, workforce reductions and costs related to transitioning to a third party model for the U.S. and European apparel and footwear and worldwide uPro GPS businesses.

	2013 Trailing Twelve Month Adjusted EBITDA					2012 Trailing Twelve Month Adjusted EBITDA
Adjusted EBITDA:	Quarter Ended					Quarter Ended
	March 31,	June 30,	September 30,	December 31,		March 31,	June 30,	September 30,	December 31,
	2013	2013	2013	2013	Total	2012	2012	2012	2012	Total
Net income (loss)	$ 41,660	$ 10,071	$ (21,153)	$ (49,499)	$ (18,921)	$ 31,802	$ 2,799	$ (86,798)	$ (70,749)	$ (122,946)
Interest expense, net	2,157	2,470	1,975	1,963	8,565	817	884	1,343	1,919	4,963
Income tax provision (benefit)	2,469	1,435	1,037	658	5,599	(292)	2,196	750	2,246	4,900
Depreciation and amortization expense	6,956	6,472	6,265	5,850	25,543	8,745	9,489	8,342	7,835	34,411
Impairment charges	-	-	-	-	-	-	-	17,056	4,877	21,933
Adjusted EBITDA	$ 53,242	$ 20,448	$ (11,876)	$ (41,028)	$ 20,786	$ 41,072	$ 15,368	$ (59,307)	$ (53,872)	$ (56,739)

Callaway Golf Company
Supplemental Financial Information - Non-GAAP Information and Reconciliation
Constant Currency Net Sales Excluding Businesses Sold or Transitioned
(In thousands)
(Unaudited)

	Constant Currency Net Sales Excluding Businesses Sold or Transitioned
	Quarter Ended			Year Ended
	December 31,			December 31,
	2013	2012	Percent	2013	2012	Percent

Net sales:	$ 127,170	$ 119,938	6%	$ 842,801	$ 834,065	1%
Businesses sold/transitioned	(167)	(3,950)		(3,042)	(60,244)
Sales, net of businesses sold/transitioned	127,003	115,988	9%	839,759	773,821	9%
Currency impact (1)	8,273	-		39,793	-
Sales, net of businesses sold/transitioned and currency impact	$ 135,276	$ 115,988	17%	$ 879,552	$ 773,821	14%

(1)Calculated by applying 2012 exchange rates to 2013 reported sales in regions outside the U.S.